As filed with the Securities and Exchange Commission on July 8, 2015.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE
Securities Act of 1933
______________________

DAKOTA PLAINS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	20-2543857 (I.R.S. Employer Identification No.)
294 Grove Lane East Wayzata, Minnesota (Address of Principal Executive Offices)	55391 (Zip Code)

Dakota Plains Holdings, Inc. 2011 Equity Incentive Plan
(Full Title of the Plan)

Timothy R. Brady Chief Financial Officer Dakota Plains Holdings, Inc. 294 Grove Lane East Wayzata, Minnesota 55391 (Name and Address of Agent for Service)

Telephone number, including area code, of agent for service: (952) 473-9950
______________________

Copies to:
James Thornton
General Counsel
Dakota Plains Holdings, Inc.
294 Grove Lane East
Wayzata, Minnesota 55391

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act):

Large Accelerated Filer ☐   Accelerated Filer ☑ Non-accelerated Filer ☐ Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, $0.001 par value	2,000,000	$1.055	$2,110,000	$245.19
(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement includes an indeterminate number of additional shares as may be issuable under the 2011 Plan as a result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.
(2)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based on the average of the high and low sale prices per share of the Registrant’s Common Stock on July 6, 2015 as reported by the NYSE MKT.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 2,000,000 shares of the Registrant’s common stock to be issued pursuant to the 2011 Equity Incentive Plan, as amended through June 18, 2015 (the “Plan”). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement previously filed with the Securities and Exchange Commission relating to the Plan (file no. 333-184046) is incorporated by reference herein, except as to the Item provided below.

PART II

Item 8. Exhibits.

The following is a complete list of Exhibits filed or incorporated by reference as part of this Registration Statement:

3.1	Amended and Restated Articles of Incorporation, as amended through March 23, 2012 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed March 21, 2012 (file no. 000-53390))
3.2	Composite Second Amended and Restated Bylaws, as amended through June 11, 2015 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed June 17, 2015 (file no. 001-36493))
5.1	Opinion of Faegre Baker Daniels LLP, counsel for the Registrant
23.1	Consent of Faegre Baker Daniels LLP (contained in Exhibit 5 to this Registration Statement)
23.2	Consent of BDO USA, LLP
24.1	Powers of Attorney (included on signature page)
99.1	Dakota Plains Holdings, Inc. Equity Incentive Plan, as amended through June 18, 2015

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayzata, State of Minnesota on the 8th day of July, 2015.

DAKOTA PLAINS HOLDINGS, INC.

By:	/s/ Timothy R. Brady
Timothy R. Brady Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Dakota Plains Holdings, Inc., hereby severally constitute Craig M. McKenzie and Timothy R. Brady, and each of them singly, as true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names, in the capacities indicated below the registration statement filed herewith and any amendments to said registration statement, and generally to do all such things in our name and behalf in our capacities as officers and directors to enable Dakota Plains Holdings, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on July 8, 2015 by the following persons in the capacities indicated:

Name	Title

/s/ Craig M. McKenzie	Chief Executive Officer and Director
Craig M. McKenzie	Principal Executive Officer

/s/ Timothy R. Brady	Chief Financial Officer and Treasurer
Timothy R. Brady	Principal Financial and Accounting Officer

/s/ Gary L. Alvord	Director
Gary L. Alvord

/s/ Steven A. Blank	Director
Steven A. Blank

/s/ David J. Fellon	Director
David J. Fellon

/s/ K. Adam Kroloff	Director
K. Adam Kroloff

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
3.1	Amended and Restated Articles of Incorporation, as amended through March 23, 2012	Incorporated by Reference
3.2	Composite Second Amended and Restated Bylaws, as amended through June 11, 2015	Incorporated by Reference
5.1	Opinion of Faegre Baker Daniels LLP	Filed Electronically
23.1	Consent of Faegre Baker Daniels LLP.	Contained in Exhibit 5 to this Registration Statement
23.2	Consent of BDO USA, LLP	Filed Electronically
24.1	Powers of Attorney	Included with Signatures
99.1	Dakota Plains Holdings, Inc. 2011 Equity Incentive Plan, as amended through June 18, 2015	Filed Electronically